Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-196260) and Form S-8 (Nos. 333-123709 and 333-182838) of Comstock Holding Companies, Inc., of our report dated April 14, 2020 relating to the consolidated financial statements which appears in this Form 10-K.
/s/ BDO USA, LLP
Potomac, Maryland
March 31, 2021